Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 18th day of November, 2005 by and between INCYTE CORPORATION, a Delaware corporation (the “Company”), and PFIZER OVERSEAS PHARMACEUTICALS, an Irish unlimited liability company and Wholly-Owned Subsidiary of Pfizer Inc. (the “Investor”).

WHEREAS, the Company and Pfizer Inc., the parent company of the Investor, are, simultaneously herewith, entering into a Collaborative Research and License Agreement, of even date herewith (the “License Agreement”), and, in connection with the transactions contemplated thereby, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, convertible subordinated promissory notes of the Company, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                       Definitions.  For purposes of this Agreement, the following terms shall have the following respective meanings:

(a)                                  “Additional Note” has the meaning specified in Section 2.1(b).

(b)                                 “Affiliate” means, with respect to any entity, an affiliate of that entity as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended to date.

(c)                                  “Business Day” means a day other than a Saturday, Sunday, bank or other public holiday in the state of New York.

(d)                                 “Closing” has the meaning specified in Section 2.2(b).

(e)                                  “Common Stock” shall mean the common stock, $.001 par value, of the Company.

(f)                                    “Company” has the meaning specified in the preamble to this Agreement.

(g)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)                                 “FDA” shall mean the United States Food and Drug Administration or any successor federal agency thereto.

(i)                                     “5.5% Notes” has the meaning specified in Section 3.3.

(j)                                     “Financial Statements” has the meaning specified in Section 3.9.

(k)                                  “Form 10-K” has the meaning specified in Section 3.8.

(l)                                     “Governmental Authority” means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

(m)                               “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(n)                                 “Incyte Change in Control” means that any of the following has occurred:

(i)                                     any Person or group becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the outstanding Voting Securities or voting power over Voting Securities of (x) the Company or (y) any one or more Persons which are direct or indirect parent holding companies of the Company or Affiliates controlling the Company (the Company, together with the Persons described in clause (y), each hereinafter referred to, individually, as an “Incyte Group Company” and, collectively, as the “Incyte Group Companies”); or

(ii)                                  any Incyte Group Company enters into an agreement with any Person or group providing for the sale or disposition of all or substantially all of the assets of the Incyte Group Companies, on a consolidated basis; or

(iii)                               any Incyte Group Company enters into an agreement with any Person or group providing for a merger, reorganization, consolidation or other similar transaction (or series of related transactions) of any Incyte Group Company with such Person or any Affiliate of such Person (other than with any of the Incyte Group Company’s Wholly-Owned Subsidiaries), that results in the shareholders of the applicable Incyte Group Company immediately before the occurrence of such transaction (or series of transactions) beneficially owning less than a majority of the outstanding Voting Securities or voting power over Voting Securities of the surviving or newly-created entity in such transaction (or series of transactions); or

(iv)                              a change in the board of directors of any Incyte Group Company  in which the individuals who constituted the board of directors of such Incyte Group Company at the beginning of the two (2)-year period immediately preceding such change (together with any other director whose election by the board of directors of such Incyte Group Company or whose nomination for election by the stockholders of such Incyte Group Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(v)                                 any Incyte Group Company enters into an agreement with any Person providing for the matters described in subsection (i), (ii) or (iv) above.

For purposes of this definition of “Incyte Change in Control” only: (A) references to any Incyte Group Company shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction (or series of related transactions) preceding any transaction (or series of related transactions) described above; (B) “beneficial ownership” (and other correlative terms) means beneficial ownership as defined in Rule 13d-3 under the Exchange Act; it being understood and agreed that “beneficial ownership” shall also include any securities which any Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; (C) “group” means group as defined in the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof; and (D) “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) of an entity means possession, direct or indirect, of  (I) the power to direct or cause direction of the management and policies of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (II) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such entity.

(o)                                 “Incyte Compound” has the meaning specified in Section 1.25 of the License Agreement.

(p)                                 “IND” shall mean an Investigational New Drug Application filed with the FDA or the analogous application or filing filed with any analogous agency or Government Authority outside of the United States (including any supra-national agency such as in the European Union) necessary to Commence human clinical trials in such jurisdiction, and including all regulations at 21 CFR § 312 et. seq. and analogous foreign regulations.  For purposes of this definition, “Commence” means the first dosing of the first patient for such trial.

(q)                                 “Initial Closing Date” has the meaning specified in Section 2.2(a).

(r)                                    “Initial Note” has the meaning specified in Section 2.1(a).

(s)                                  “Investor” has the meaning specified in the preamble to this Agreement.

(t)                                    “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments and/or ordinances of any Governmental Authority.

(u)                                 “License Agreement” has the meaning specified in the preamble of this Agreement.

(v)                                 “License Agreement Effective Date” shall mean the date that the applicable waiting period under the HSR Act shall have expired or been terminated with respect to the License Agreement.

(w)                               “Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

(x)                                   “Material Adverse Effect” shall mean individually or collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, financial condition, results of operations, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under or with respect to this Agreement or any Note.

(y)                                 “Note” or “Notes” shall mean, as the context requires, the Initial Note and/or the Additional Note.

(z)                                   “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

(aa)                            “Plans” has the meaning specified in Section 3.3.

(bb)                          “Preferred Stock” shall mean the preferred stock, $.001 par value, of the Company.

(cc)                            “Purchase Price” has the meaning specified in Section 2.1(a).

(dd)                          “Research Plan” shall have the meaning set forth in the License Agreement.

(ee)                            “Restricted Securities” means (1) the Shares and (2) any other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares.

(ff)                                “SEC” has the meaning specified in Section 3.8.

(gg)                          “Second Tranche Trigger Date” has the meaning specified in Section 2.1(b).

(hh)                          “Securities Act” means the Securities Act of 1933, as amended

(ii)                                  “Security Agreement” shall mean the Security Agreement dated as of the date hereof by and between Pfizer Inc. and the Company.

(jj)                                  “Shares” shall mean the Common Stock issuable upon conversion of the Notes.

(kk)                            “Subsequent Closing” has the meaning specified in Section 2.2(b).

(ll)                                  “Subsequent Closing Date” has the meaning specified in Section 2.2(b).

(mm)                      “Subsidiary” means, with respect to any entity, any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly by such entity.

(nn)                          “3½% Notes” has the meaning specified in Section 3.3.

(oo)                          “Transition Plan” shall have the meaning set forth in the License Agreement.

(pp)                          “2005 Forms 10-Q” has the meaning specified in Section 3.8.

(qq)                          “Voting Securities” means securities of any class or series of a corporation, association or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation, association or other entity.

(rr)                                “Voting Security Equivalents” means securities convertible into or exchangeable for Voting Securities or options to purchase such securities or Voting Securities.

(ss)                            “Wholly-Owned Subsidiary” shall mean, with respect to any entity, a Subsidiary, all of the outstanding Voting Securities of which are owned, directly or indirectly, by such entity.

2.                                       Purchase and Sale of Notes.

2.1                                 Sale and Issuance of Notes.

(a)                                  Purchase and Sale of Initial Note.  Subject to and upon the terms and conditions of this Agreement, at the Initial Closing, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, a convertible subordinated promissory note (the “Initial Note”), in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the “Purchase Price”), and to pay the Purchase Price therefor.  The Initial Note shall have a maturity date seven years from the date of its original issuance, shall be in substantially the form attached hereto as Exhibit A, and shall be convertible into Common Stock of the Company at the conversion price determined in accordance with, and subject to adjustment pursuant to, the terms of such Initial Note.

(b)                                 Purchase and Sale of Additional Note.  Subject to and upon the terms and conditions of this Agreement, at the Subsequent Closing, the Company shall have the option (but shall not be obligated) to issue and sell to the Investor, and upon exercise by the Company of such option, the Investor agrees to purchase from the Company, a convertible subordinated promissory note (the “Additional Note”), in the aggregate principal amount of Ten Million Dollars ($10,000,000), and to pay the Purchase Price therefor.  The Additional Note shall have a maturity date seven years from the date of its original issuance, shall be in substantially the form attached hereto as Exhibit A, and shall be convertible into Common Stock of the Company at the conversion price determined in accordance with, and subject to adjustment pursuant to, the terms of such Additional Note.   The Company shall have the right to exercise its option pursuant to this Section 2.1(b) at any time within ten (10) business days following (x) the first date on which the Company can lawfully test a given indication in humans pursuant to the filing of the first IND for an Incyte Compound under the License Agreement and (y) the delivery by the Company to the Investor of written confirmation that the Company will use commercially reasonable efforts to continue clinical development of the Incyte Compound referred to in clause (x) (the satisfaction of the matters specified in clauses (x) and (y), the “Second Tranche Trigger Date”) by delivering to the Investor written notice of its election to issue the Additional Note on or prior to the third anniversary of the Initial Closing Date (as defined below).

2.2                                 Closing(s).

(a)                                  The closing of the purchase and sale of the Initial Note (the “Initial Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York, at 10:00 a.m. local time, or at such other time and place as the Company and the Investor mutually agree upon.  The Initial Closing shall occur on such date (the “Initial Closing Date”) that the Company and the Investor mutually agree upon, but in any event within twenty (20) business days after the License Agreement Effective Date.

(b)                                 If the Company chooses to exercise its option pursuant to Section 2.1(b), the closing of the purchase and sale of the Additional Note (the “Subsequent Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York, at 10:00 a.m. local time, or at such other time and place as the Company and the Investor mutually agree upon.  The Subsequent Closing shall occur on such date (the “Subsequent Closing Date”) that the Company and the Investor mutually agree upon, but in any event within twenty (20) business days after the Second Tranche Trigger Date.    The Initial Closing and the Subsequent Closing are sometimes referred to herein as a “Closing.”

(c)                                  At each Closing, the Company shall deliver to the Investor the Initial Note or the Additional Note, as the case may be, against payment of the Purchase Price, by wire transfer in immediately available funds to the account set forth in Schedule 2.2(c) (or such other account designated in writing by the Company at least three Business Days prior to any applicable payment date).

3.                                       Representations, Warranties and Agreements of the Company.  The Company hereby represents and warrants to, and agrees with, the Investor that:

3.1                                 Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.  The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

3.2                                 Subsidiaries.  Each Subsidiary of the Company has been duly incorporated or formed or organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or other formation, has the corporate or other power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.3                                 Capitalization.  The authorized capital of the Company consists of 5,000,000 shares of Preferred Stock and 200,000,000 shares of Common Stock.  As of November 4, 2005, (a) there were outstanding no shares of Preferred Stock, 83,540,699 shares of Common Stock, and options and restricted stock units to purchase or acquire an aggregate of 7,836,438 shares of Common Stock, (b) 6,811,516 shares of Common Stock were reserved for future issuance pursuant to the Company’s 1991 Stock Plan, 1993 Directors’ Stock Option Plan, and 1997 Employee Stock Purchase Plan (collectively, the “Plans”), (c) 1,470,109 shares of Common Stock were reserved for issuance pursuant to the Company’s 5.5% Convertible Subordinated Notes Due 2007 (the “5.5% Notes”), and (d) 22,284,625 shares of Common Stock were reserved for issuance pursuant to the Company’s 3½% Convertible Subordinated Notes due 2011 (the “3½% Notes”).  Associated with each outstanding share of Common Stock are Series A

Participating Preferred Stock Purchase Rights (the “Rights”) issued pursuant to a Rights Agreement dated as of September 25, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C.  Except for options and other rights to acquire shares issued pursuant to the Plans, the 5.5% Notes, the 3½% Notes, and the Rights, and for the potential issuance of additional shares of Common Stock pursuant to the Agreement and Plan of Merger dated as of November 11, 2002 among the Company, Maxia Pharmaceuticals, Inc. and the other parties signatory thereto, as of November 4, 2005, the Company had outstanding no other securities convertible into or exchangeable for its capital stock, and there were no other outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

3.4                                 Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Initial Note, the performance of all obligations of the Company hereunder and thereunder, and the issuance and delivery of the Shares upon conversion of the Initial Note, has been taken.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Additional Note, the performance of all obligations of the Company thereunder, and the issuance and delivery of the Shares upon conversion of the Additional Note, has been taken or will be taken on or prior to the Additional Closing.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.   At or prior to the Initial Closing, the Company will have reserved for issuance the Shares initially issuable upon conversion of the Initial Note and at or prior to the Subsequent Closing, the Company will have reserved for issuance the Shares initially issuable upon conversion of the Additional Note.

3.5                                 Valid Issuance. When delivered to and paid for by the Investor in accordance with the terms of this Agreement, each Note will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.  Upon their issuance in accordance with the terms of the Notes, the Shares will be duly authorized and validly issued, fully paid and nonassessable.  Based in part upon the representations of the Investor in this Agreement, the Notes, and the Shares issuable upon conversion thereof, will be issued in compliance with all applicable federal and state securities laws.

3.6                                 Non-Contravention.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any breach or violation of the Certificate of Incorporation or the Bylaws of the Company or (b) conflict with or constitute a breach of, or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties may be bound, or (c) to the Company’s knowledge violate any law, administrative regulation or court decree, except in the case of clauses (b) and (c) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not have a Material Adverse Effect.

3.7                                 Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws or with any stock exchange or market on which the Shares will be listed, and except for such consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect and except for any consent required under the HSR Act with respect to the License Agreement Effective Date.

3.8                                 Litigation.  Except as disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2004 (the “Form 10-K”), the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (the “2005 Forms 10-Q”), or any subsequent period 10-Q or 10-K report or other filings by the Company with the SEC (the “Subsequent Filings”), there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or adversely affecting the Company and its Subsidiaries that would, if determined adversely to the Company or any Subsidiary, have a Material Adverse Effect.

3.9                                 SEC Filings and Financial Statements.  The Company has previously made available to the Investor true and complete copies of the Form 10-K and the 2005 Forms 10-Q.  The financial statements included in such reports and any Subsequent Filings are hereafter collectively referred to as the “Financial Statements.”  Each of the balance sheets included in the Financial Statements (including any related notes and schedules) presents fairly the financial position of the Company as of its date, and the other financial statements included in the Financial Statements (including any related notes and schedules) present fairly the results of operations or other information included therein of the Company for the periods or as of the dates therein set forth (subject, in the case of interim financial statements, to changes resulting from audits and year-end adjustments), and each of the Financial Statements was prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein and except, in the case of interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements).  None of the documents filed with the SEC and referred to in this Section 3.9 contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.10                           No Material Adverse Change.  Since December 31, 2004, except as otherwise disclosed by the Company in writing to the Investor or as set forth in the Company’s SEC filings, in each case on or prior to the date hereof or thereafter in any Subsequent Filings, (a) there has been no change or development that individually or in the aggregate would have a Material Adverse Effect, (b) there have been no material transactions entered into by the Company, and

(c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

3.11                           General Solicitation.  Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes.

4.                                       Representations and Warranties of the Investor.  The Investor hereby represents and warrants to, and agrees with, the Company that:

4.1                                 Organization.  The Investor is an unlimited liability company duly organized under the laws of Ireland.  The Investor has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

4.2                                 Authorization.  All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and for the performance of all obligations of the Investor hereunder has been taken.  This Agreement constitutes a legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general applicability.

4.3                                 Non-Contravention.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any breach or violation of the organizational documents of the Investor or (b) conflict with or constitute a breach of, or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Investor pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Investor or any of its Subsidiaries is a party or by which it or any of its properties may be bound, or (c) to the Investor’s knowledge, violate any Irish law, administrative regulation or court decree, except in the case of clauses (b) and (c) for conflicts, breaches, defaults, violations or Liens which, either individually or in the aggregate, would not be reasonably expected to materially and adversely impair or restrict the Investor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4                                 Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required to be made pursuant to applicable federal or state securities laws or with any stock exchange or market on which the Shares will be listed, and except for such consents, approvals, authorizations or orders the absence of which, either individually or in the aggregate, would not reasonably be expected to materially and adversely impair the Investor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby and except for any consent required under the HSR Act with respect to the License Agreement Effective Date.

4.5                                 Purchase Entirely for Own Account.  This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that each Note, and the Shares issuable upon conversion thereof, will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Notes or any of the Shares.

4.6                                 Restricted Securities.

(a)                                  The Investor understands that each Note, and the Shares issuable upon conversion thereof, it is or may be purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations may be resold without registration under the Securities Act only in certain limited circumstances.  In addition to the restrictions on transfer or assignment set forth in the Notes, the Investor agrees that it will not sell or otherwise dispose of the Note(s) or any of the Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws.

(b)                                 Legends.  The Investor understands and agrees that the Note(s), and any securities issued in respect thereof or exchange therefor, including without limitation, the Shares, may bear one or all of the following legends (appropriately modified in the case of a legend on a certificate representing any Shares):

(i)                                     “THIS SECURITY AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  THE TRANSFER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON ITS CONVERSION ARE ALSO SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 18, 2005, BETWEEN THE COMPANY AND THE HOLDER.”

(ii)                                  Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

4.7                                 Investor Status.  The Investor certifies and represents to the Company that, as of the date hereof and at the time the Investor acquires any Note, the Investor is and will be an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Investor’s financial condition is such that it is able to bear the risk of holding the Notes and Shares for an indefinite period of time and the risk of loss of its entire investment.  The Investor has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and is able to evaluate the risks and merits of its investment in the Company.

5.                                       Conditions to Closing.

5.1                                 Conditions of the Investor’s Obligations at the Initial Closing.  The obligations of the Investor to purchase from the Company the Initial Note and to consummate the transactions to be consummated at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

(a)                                  The Company and the Investor shall have executed and delivered the License Agreement and the Security Agreement.

(b)                                 The representations and warranties of the Company contained herein shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Company contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.1(b)).

(c)                                  The Company shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Company under this Agreement, the License Agreement and the Security Agreement on or prior to the Initial Closing Date.  No event shall have occurred that (with or without the delivery of notice or passage of time) may result in the termination of this Agreement or the License Agreement or an Event of Default (as defined in the Security Agreement) under the Security Agreement, which event shall not have been cured (if capable of being cured) within the time period specified in the applicable agreement.

(d)                                 The Investor shall have received a certificate, dated the Initial Closing Date, signed by an executive officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 5.1(b) and (c) have been fulfilled.

(e)                                  No order enjoining or restraining the transactions contemplated by this Agreement or the License Agreement shall be in effect and no action or proceeding before any Governmental Authority shall have been instituted or pending that challenges the acquisition of, or payment for, the Initial Note by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or the License Agreement or seeking to impose any  limitations on any provisions of this Agreement or the License Agreement.

(f)                                    The Investor shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, an opinion, dated as of the Initial Closing Date, in form and substance reasonably satisfactory to counsel for the Investor, to substantially the effect set forth in Exhibit B hereto.

(g)                                 The License Agreement Effective Date shall have occurred.

5.2                                 Conditions of the Company’s Obligations at the Initial Closing.  The obligations of the Company to issue and sell to the Investor the Initial Note and to consummate the transactions to be consummated at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions by the Investor, any of which may be waived in writing in whole or in part by the Company:

(a)                                  The Company and the Investor shall have executed and delivered the License Agreement and Security Agreement.

(b)                                 The representations and warranties of the Investor contained herein shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Investor contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Investor contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.2(b)).

(c)                                  The Investor shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Investor under this Agreement, the License Agreement and the Security Agreement on or prior to the Initial Closing Date.  No event shall have occurred that (with or without the delivery of notice or passage of time) may result in the termination of this Agreement or the License Agreement or an Event of Default (as defined in the Security Agreement) under the Security Agreement, which event shall not have been cured (if capable of being cured) within the time period specified in the applicable agreement.

(d)                                 The Company shall have received a certificate, dated the Initial Closing Date, signed by an authorized representative of the Investor, certifying on behalf of the Investor that the conditions specified in the foregoing Sections 5.2(b) and (c) have been fulfilled.

(e)                                  No order enjoining or restraining the transactions contemplated by this Agreement or the License Agreement shall be in effect and no action or proceeding before any Governmental Authority shall have been instituted or pending that challenges the acquisition of, or payment for, the Initial Note by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or the License Agreement or seeking to impose any limitations on any provisions of this Agreement or the License Agreement.

(f)                                    The Investor shall have delivered to the Company the Purchase Price for the Initial Note specified in Section 2.1(a) by check or by wire transfer in immediately available funds in accordance with the provisions of Section 2.2.

(g)                                 The License Agreement Effective Date shall have occurred.

5.3                                 Conditions of the Investor’s Obligations at the Subsequent Closing.  The obligations of the Investor to purchase from the Company the Additional Note and to consummate the transactions to be consummated at the Subsequent Closing, if any, are subject to the fulfillment on or before the Subsequent Closing of each of the following conditions, any of which may be waived in writing in whole or in part by the Investor:

(a)                                  The representations and warranties of the Company contained herein shall be true and correct on and as of the Subsequent Closing Date with the same force and effect as though made on and as of the Subsequent Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Company contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Company contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.3(a)).

(b)                                 The Company shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Company under this Agreement, the License Agreement, the Security Agreement, the Research Plan and the Transition Plan on or prior to the Subsequent Closing Date.  No event shall have occurred that (with or without the delivery of notice or passage of time) may result or has resulted in the termination of this Agreement or the License Agreement or an Event of Default (as defined in the Security Agreement) under the Security Agreement, which event shall not have been cured (if capable of being cured) within the time period specified in the applicable agreement.

(c)                                  The Investor shall have received a certificate, dated the Subsequent Closing Date, signed by an executive officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 5.3(a) and (b) have been fulfilled.

(d)                                 No order enjoining or restraining the transactions contemplated by this Agreement or the License Agreement shall be in effect and no action or proceeding before any Governmental Authority shall have been instituted or pending that challenges the acquisition of, or payment for, the Additional Note by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or the License Agreement or seeking to impose any limitations on any provisions of this Agreement or the License Agreement.

(e)                                  The Investor shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, an opinion, dated as of the Subsequent Closing Date, in form and substance reasonably satisfactory to counsel for the Investor, to substantially the effect set forth in Exhibit B hereto.

(f)                                    The Investor shall have received the written notice of the Company to issue an Additional Note to the Investor pursuant to Section 2.1(b) on or prior to the third anniversary of the Initial Closing Date.

5.4                                 Conditions of the Company’s Obligations at the Subsequent Closing.  The obligations of the Company to issue and sell to the Investor the Additional Note and to consummate the transactions to be consummated at the Subsequent Closing, if any, are subject to the fulfillment on or before the Subsequent Closing of each of the following conditions by the Investor, any of which may be waived in writing in whole or in part by the Company:

(a)                                  The representations and warranties of the Investor contained herein shall be true and correct on and as of the Subsequent Closing Date with the same force and effect as though made on and as of the Subsequent Closing Date (it being understood and agreed that, in the case of any representation and warranty of the Investor contained herein that is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and it being further understood and agreed that, in the case of any representation and warranty of the Investor contained herein that is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provision of this Section 5.4(a)).

(b)                                 The Investor shall have performed in all material respects all obligations, agreements, covenants and conditions herein required to be performed or observed by the Investor under this Agreement, the License Agreement, the Security Agreement, the Research Plan and the Transition Plan on or prior to the Subsequent Closing Date.  No event shall have occurred that (with or without the delivery of notice or passage of time) may result or has resulted in the termination of this Agreement or the License Agreement or an Event of Default (as defined in the Security Agreement) under the Security Agreement, which event shall not have been cured (if capable of being cured) within the time period specified in the applicable agreement.

(c)                                  The Company shall have received a certificate, dated the Subsequent Closing Date, signed by an executive officer of the Investor, certifying on behalf of the Investor that the conditions specified in the foregoing Sections 5.4(a) and (b) have been fulfilled.

(d)                                 No order enjoining or restraining the transactions contemplated by this Agreement or the License Agreement shall be in effect and no action or proceeding before any Governmental Authority shall have been instituted or pending that challenges the acquisition of, or payment for, the Additional Note by the Investor or otherwise seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or the License Agreement or seeking to impose any limitations on any provisions of this Agreement or the License Agreement.

(e)                                  The Investor shall have delivered to the Company the Purchase Price for the Additional Note specified in Section 2.1(b) by check or by wire transfer in immediately available funds in accordance with the provisions of Section 2.2.

6.                                       Covenants of the Investor.  The Investor covenants and agrees as follows:

6.1                                 Lockup Provisions.  For so long as Pfizer Inc. owns beneficially two percent (2%) or more of the outstanding Common Stock (within the meaning of and as calculated in accordance with Rule 13d-3 under the Exchange Act), the Investor hereby agrees that it will not, without prior written consent of the Company or its designated managing underwriter(s) or initial purchaser(s) and except in connection with any tender offer or exchange offer made generally to the Company’s holders of Common Stock or in connection with any commitment then in effect, to the extent applicable, during the period commencing on the date of the final prospectus or offering memorandum relating to a public underwritten offering by the Company and ending on the date specified by the Company and such managing underwriter or initial purchaser (such period not to exceed ninety (90) days) (i) lend, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock issued upon conversion of the Notes or any securities convertible into or exercisable or exchangeable for Common Stock issued upon conversion of the Notes held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock issued upon conversion of the Notes, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, and will enter into an agreement in a form satisfactory to the Company and such managing underwriter(s) or initial purchaser(s) to evidence the foregoing; provided that all of the directors and executive officers of the Company, together with all stockholders who have been granted registration rights by the Company with respect to their shares of Common Stock after the date of this Agreement, enter into and remain subject to similar agreements and restrictions.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities subject to such covenant until the end of such period.

6.2                                 Note Transfer Restrictions.  The Investor agrees that the Note(s) may not be transferred or assigned by the Investor, except to any Wholly-Owned Subsidiary of Pfizer Inc. or the Investor.

7.                                       Registration Rights.

7.1                                 Definitions.  For purposes of this Section 7:

(a)                                  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the

Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(b)                                 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Notes, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which its rights under this Section 7 are not assigned.

7.2                                 Request for Registration.

(a)                                  Subject to the conditions of this Section 7.2, if the Company shall receive at any time a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an expected aggregate offering price to the public of at least $12,500,000 (before deduction of underwriting discounts and commissions), then the Company shall prepare and file as soon as practicable, and in any event within seventy-five (75) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities that the Investor requests to be registered, subject to the limitations of Section 7.2(b).

(b)                                 If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 7.2(a).  The underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to the Investor.  In such event, the right of the Investor to include Registrable Securities in such registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting  to the extent provided herein.  The Investor shall (together with the Company as provided in Section 7.5(g)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  If the underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)                                  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 7.2:

(i)                                     in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(ii)                                  after the Company has effected one (1) registration pursuant to this Section 7.2 and such registration has been declared or ordered effective (it being understood that the Investor may still have a right to request registration pursuant to Section 7.4 below);

(iii)                               during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred twenty (120) days after the effective date of a Company-initiated registration subject to Section 7.3 hereof; provided that (a) the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, (b) the period referenced in this Section 7.2(c)(iii) may not exceed two hundred and ten (210) days, and (c) a request by the Company may only be made once; or

(iv)                              if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

7.3                                 Company Registration.

(a)                                  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investor) any of its Common Stock under the Act in connection with a firm commitment underwritten public offering solely of Common Stock and solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give the Investor written notice of such registration.  Upon the written request of the Investor given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 8.4, the Company shall, subject to the provisions of Section 7.3(b), cause to be registered under the Securities Act all of the Registrable Securities that the Investor has requested to be registered.

(b)                                 In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7.3(a) to include any of the Investor’s securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but provided, however, that the number of shares of (i) Registrable Securities, and (ii) securities of the Company (i.e., primary shares) to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; provided, further, that in no event shall the amount of securities of the Investor included in the offering be reduced below (x) three percent (3%) of the total amount of securities included in such offering, if such offering occurs on or prior to the third anniversary of the date of this Agreement, or (y) thirty percent (30%) of the total amount of securities included in such offering, if such offering occurs after the third anniversary of the date of this Agreement.

7.4                                 Form S-3 Registration.  If the Company shall receive at any time a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares, which shall not require the Company to participate in an underwritten offering), then the Company shall prepare and file as soon as practicable, and in any event within seventy-five (75) days of the receipt of such request, a registration statement on Form S-3 under the Securities Act covering such Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 7.4:  (i) if Form S-3 is not available for such offering by the Investor; (ii) if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Investor under this Section 7.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) after the Company has effected one (1) registration pursuant to this Section 7.4 and such registration has been declared or ordered effective.

7.5                                 Obligations of the Company.  Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or until the distribution contemplated in the Registration Statement has been completed (such period, as may be extended hereunder, the “Effectiveness Period”); provided, however, that the Effectiveness Period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.  In the event that, in the reasonable judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a “Deferral Period”) due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver written notice to the Investor to the effect of the foregoing and, upon receipt of such notice, the Investor agrees not to dispose of Registrable Securities covered by such registration statement (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, that such Deferral Period for all registration statements under this Section 7 shall be no longer than forty-five (45) days in any three-month period or ninety (90) days in any 12-month period; provided, that in the case of a pending material corporate development or similar material event relating to an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction, the Company may, without incurring any obligation to pay liquidated damages pursuant to Section 7.10, deliver to the Investor a second written notice to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional fifteen (15) days in any three-month period, or such shorter period of time as is specified in such second notice. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.

(b)                                 Furnish, at least five (5) days before filing a registration statement that registers such Registrable Securities, a draft prospectus relating thereto and any amendments or supplements (if any) relating to such registration statement or prospectus, to one (1) counsel selected by the Investor (“Investor Counsel”) copies of all such documents proposed to be filed (it being understood that such five (5) day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to Investor Counsel in advance of the proposed filing by a period of time that is customary under the circumstances).

(c)                                  Notify Investor Counsel promptly in writing (i) of any comments by the SEC with respect to such registration statement or prospectus, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction.

(d)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(e)                                  Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto, all in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of such Registrable Securities.

(f)                                    Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(g)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  If the Investor participates in such underwriting, it shall also enter into and perform the Investor’s obligations under such an agreement.

(h)                                 Promptly notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if for any reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, the Investor shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the Investor and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus that will correct such statement or omission or effect such compliance and such copies thereof as the Investor and any underwriters may reasonably request.

(i)                                     Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange, stock market or automated quotation system on which similar securities issued by the Company are then listed.

(j)                                     Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k)                                  Use its reasonable efforts to furnish, at the request of the underwriter pursuant to an underwriting agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 7.2, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the independent registered public accounting firm of the Company, in form and substance as is customarily given by independent registered public accounting firm to underwriters in an underwritten public offering, addressed to the underwriters.

7.6                                 Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Investor’s Registrable Securities.

7.7                                 Expenses of Registration.

(a)                                  Except as set forth in Section 7.7(b), the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections 7.2, 7.3 and 7.4 hereof, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange, stock market or automated quotation system on which shares of Common Stock are then listed, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of Investor Counsel, but excluding stock transfer taxes that may be payable by the Investor and underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Investor.

(b)                                 Notwithstanding Section 7.7(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration request is subsequently withdrawn at the request of the Investor, unless the Investor agrees to forfeit its right to one demand registration pursuant to Section 7.2; provided, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and at the time of such withdrawal, the Investor has learned of a material adverse change in the financial condition, business, properties or results of operations of the Company from that known to the Investor at the time of its request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall retain its rights pursuant to Sections 7.2 and 7.4.

7.8                                 Delay of Registration.  The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any Company-initiated registration subject to Section 7.3 as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

7.9                                 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 7:

(a)                                  To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the officers and directors of the Investor, any underwriter (as defined in the Securities Act) of such Registrable Securities and each person. if any, who controls the Investor or such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse, as incurred, the Investor and each such officer, director, underwriter or controlling person, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or any such officer, director, underwriter or controlling person.

(b)                                 To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity under this Section 7.9(b) exceed the aggregate gross proceeds from the sale of the Registrable Securities received by the Investor from the shares sold by the Investor in the offering in question, except in the case of willful fraud by the Investor.

(c)                                  Promptly after receipt by an indemnified party under this Section 7.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.9.  An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 If the indemnification provided for in this Section 7.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Investor under this Section 7.9(d) exceed the net proceeds from the offering received by the Investor, except in the case of willful fraud by the Investor.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                    The obligations of the Company and the Investor under this Section 7.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7, and otherwise.

7.10                           Liquidated Damages.

(a)                                  The parties hereto agree that the Investor will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if:

(i)                                     the registration statement pursuant to Section 7.2 has not been filed within the time period required therein;

(ii)                                  the registration statement pursuant to Section 7.4 has not been filed within the time period required therein;

(iii)                               the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 7.5(a) hereof; or

(iv)                              the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to Section 7.5(a) hereof.

Each event described in any of the foregoing clauses (i) through (iv) is individually referred to herein as a “Registration Default.” For purposes of this Agreement, each Registration Default set forth above shall begin and end on the dates set forth in the table set forth below:

Type of Registration Default by Clause	Beginning Date	Ending Date

(i)	filing deadline pursuant to Section 7.2	the date the initial registration statement is filed

(ii)	filing deadline pursuant to Section 7.4	the date the initial registration statement is filed

(iii)	the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 7.5(a)	termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded

(iv)	the date of commencement of a Deferral Period that causes the number of Deferral Periods to exceed the number permitted by Section 7.5(a)	termination of the Deferral Period that caused the number of Deferral Periods to exceed the number permitted by Section 7.5(a)

For purposes of this Agreement, Registration Defaults shall begin on the dates set forth in the table above and shall continue until the ending dates set forth in the table above.

(b)                                 Commencing on (and including) any date that a Registration Default has begun and ending on (but excluding) the next date on which there are no Registration Defaults that have occurred and are continuing (a “Registration Default Period”), the Company shall pay, as liquidated damages and not as a penalty, to the Investor in respect of each day in the Registration Default Period, liquidated damages in respect of each share of Registrable Securities at a rate per annum equal to 0.25% of the Conversion Price (as defined in the Notes) on such date (the “Initial Liquidated Damages Amount”) for the first 90 days starting on the date that a Registrable Default begins, and at a rate per annum equal to 0.5% on the Conversion Price on such date (the “Subsequent Liquidated Damages Amount”, and together with the Subsequent Liquidated Damages Amount, the “Liquidated Damages Amount”) after the first 90 days of such Registration Default Period, as the case may be.  In calculating the Liquidated Damages Amount on shares of Registrable Securities on any date on which no Notes are outstanding, the Conversion Price used shall be based on the Conversion Price that would be in effect if the Notes were still outstanding.  Notwithstanding the foregoing, no Liquidated Damages Amount shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) termination of the registration rights applicable to such Registrable Security pursuant to Section 7.11.  The rates of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rates provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults.

(c)                                  The Liquidated Damages Amount shall be payable on each six-month anniversary of the Initial Closing or the Subsequent Closing, as applicable, during the Registration Default Period (and on such applicable six-month anniversary next succeeding the end of the Registration Default Period if the Registration Default Period does not end on such applicable six-month anniversary) to the Investor as provided in wire transfer instructions provided in writing by the Investor to the Company pursuant to the provisions of Section 8.4.  Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

(d)                                 All of the Company’s payment obligations set forth in this 7.10 that have accrued with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such payment obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8.1).

(e)                                  The parties hereto agree that the liquidated damages provided for in this Section 7.10 constitute a reasonable estimate of the damages that may be incurred by the Investor as a holder of Registrable Securities by reason of the failure of a registration statement to be filed or available for effecting resales of Registrable Securities in accordance with the provisions of this Section 7.

7.11                           Termination of Registration Rights.  The right of the Investor to request registration or inclusion in any registration pursuant to Section 7.2, Section 7.3 or Section 7.4 shall terminate (a) as to Registrable Securities relating to the Initial Note, on the seventh anniversary of the Initial Closing and (b) as to Registrable Securities relating to the Additional Note, on the seventh anniversary of the Subsequent Closing.

8.                                       Miscellaneous.

8.1                                 Termination; Term of Agreement.

(a)                                  This Agreement may be terminated by either party by written notice to the other party in the event that the Initial Closing Date does not occur on or before the date six months from the date of this Agreement or such other date as the Company and the Investor shall mutually agree in writing.  This Agreement may be terminated by the Investor by written notice to the Company in the event that the Company does not exercise its option to issue an Additional Note to the Investor pursuant to Section 2.1(b) by the third anniversary of the Initial Closing Date.  Unless otherwise agreed to by the parties in writing, this Agreement will automatically terminate upon the occurrence of any of the following:  (i) termination of the License Agreement, or (ii) an Incyte Change in Control, or (iii) an Event of Default under the Security Agreement.

(b)                                 Nothing herein shall relieve any party from liability for any breach hereof.

8.2                                 Public Announcements.  Each party agrees to cooperate with the other in the preparation of any governmental filing relating to the transactions contemplated hereby.  Each party may make a public statement (written or oral), including in analyst meetings, concerning this Agreement where such statement (x) is required by Law or legal proceeding, (y) is contained in Pfizer Inc.’s or Incyte’s financial statements prepared in accordance with generally accepted accounting principles in the United States of America, or (z) has been previously announced under this Section 8.2 so long as such statement is consistent with any previous announcement permitted hereunder.  In all cases, the party required to or proposing to make such statement shall (i) endeavor to obtain confidential treatment of economic and trade secret information and (ii) give the other party sufficient advance notice of the text of any proposed statement (written or oral) so that the other party will have the opportunity to comment upon the statement and such comments will be taken into account in the final statement.

8.3                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Except as provided in Section 6.2, neither the Company nor the Investor shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

8.4                                 Notices.  Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, DE 19880

Attention:  General Counsel

Telecopier:  (302) 425-2707

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street

San Francisco, CA 94105

Attention:  Stanton D. Wong, Esq.

Telecopier:  (415) 983-1200

and

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, New York 10036

Attention:  Babak Yaghmaie, Esq.

Telecopier:  (212) 858-1500

If to the Investor:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017

Attention:  Treasurer

Telecopier:  (212) 338-1558

with a copy to:

Attention:  Executive Vice President and General Counsel

Telecopier: 212-808-8924

8.5                                 Survival.  Notwithstanding any investigation made by any party to this Agreement and except as set forth in Section 8.1, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive without limitation the execution hereof, the delivery to the Investor of the Initial Note, Additional Note and/or shares of Common Stock being purchased, and the payments therefor.

8.6                                 Finders or Brokers.  The Investor represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder’s fee or commission, in connection with the transactions contemplated hereby.  The Company represents that it has not engaged any investment banker, finder or broker, and neither is nor will be obligated for any finder’s fee or commission, in connection with the transactions contemplated hereby.  Each party agrees to indemnify and hold harmless the other from the liability for any fees, commissions and other payments (and the costs and expenses of defending against such liability or asserted liability) that may be owing as a result of such party’s breach of its representation made in this Section 8.6.

8.7                                 Expenses.  Each party hereto shall pay all of its own costs and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated herein, whether or not such transactions are consummated.

8.8                                 Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.  No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof;

nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  Any waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

8.9                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10                           Specific Enforcement.  The Company and the Investor acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages.  Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof, and the parties expressly waive any defense that a remedy in damages will be adequate.

8.11                           Entire Agreement; Amendments.

(a)                                  Except as otherwise provided herein or in the License Agreement, this Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b)                                 Any term of this Agreement may be amended only with the written consent of the Company and the Investor.  Any amendment effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

8.12                           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York (irrespective of its choice of law principles).

8.13                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.14                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INCYTE CORPORATION

By	/s/ Paul A. Friedman
Name	Paul A. Friedman
Title	President & CEO

PFIZER OVERSEAS PHARMACEUTICALS

By	/s/ Ciarán Keaney
Name	Ciarán Keaney
Title	Company Secretary

By	/s/ Paul Duffy
Name	Paul Duffy
Title	Director